P93000032736

Florida Department of State
Division of Corporations
Electronic Filing Cover Sheet

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(((H14000250924 3)))

H140002509243ABC.

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To:
Division of Corporations
Fax Number : (850)617-6380

From:
Account Name : CORPORATE CREATIONS INTERNATIONAL INC.
Account Number : 110432003053
Phone : (561)694-8107
Fax Number : (561)694-1639

Enter the email address for this business entity to be used for future annual report mailings. Enter only one email address please.

Email Address: ______________________________

RECEIVED
14 OCT 27 PM 2:30

APPROVED AND FILED
14 OCT 27 PM 5:12
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

COR AMND/RESTATE/CORRECT OR O/D RESIGN
TNI BIOTECH, INC.

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Page Count	02
Estimated Charge	$35.00

OCT 28 2014
L. LEMIEUX

ARTICLES OF AMENDMENT TO AMENDED AND RESTATED ARTICLES OF INCORPORATION OF TNI BIOTECH, INC.

The undersigned does hereby certify, on behalf of TNI BioTech, Inc. (the "Corporation"), that pursuant to the authority contained in the Corporation's Amended and Restated Articles of Incorporation, as amended (the "Articles"), and in accordance with the provisions of Section 607.1003 of the Florida Business Corporation Act, the Articles are hereby amended as follows:

1. Effective upon the filing of this Articles of Amendment to the Company's Articles (this "Amendment") with the Florida Secretary of State, the first article is hereby deleted and replaced in its entirety as follows:

"That the name of the Corporation shall be:

IMMUNE THERAPEUTICS, INC."

2. This Amendment will be effective upon filing.

IN WITNESS WHEREOF, the undersigned officer of the Corporation has executed the foregoing Amendment this 21st day of October, 2014.

By: ______________________

Noreen Griffin, Chief Executive Officer

APPROVED AND FILED

14 OCT 27 PM 5: 12

SECRETARY OF STATE
TALLAHASSEE, FLORIDA